                                                                      EXHIBIT 11

                           SOFTWARE AG SYSTEMS, INC.
                       COMPUTATION OF EARNINGS PER SHARE

                                                                                     PREDECESSOR                  SUCCESSOR
                                                                       ---------------------------------------- -------------
                                                                                                   THREE MONTHS
                                                                                                      ENDED      NINE MONTHS
                                                                        YEAR ENDED    YEAR ENDED     MAR. 31,       ENDED
                                                                       DEC. 31, 1995 DEC. 31, 1996     1997     DEC. 31, 1997
                                                                       ------------- ------------- ------------ -------------
                                                                        (IN THOUSANDS, EXCEPT FOR PER SHARE DOLLAR AMOUNTS)
Weighted average common shares outstanding............................     27,500        27,500       24,338  |     25,119
Effect of dilutive securities.........................................      1,556         1,556        1,556  |      1,566
                                                                          -------       -------      -------  |    -------
Weighted average common shares outstanding-- assuming dilution........     29,056        29,056       25,894  |     26,685
                                                                          =======       =======      =======  |    =======
Calculation of net income per share:                                                                          |
  Net income..........................................................    $ 3,326       $ 6,209      $ 1,373  |    $ 5,338
                                                                          =======       =======      =======  |    =======
  Net income per share................................................    $  0.12       $  0.23      $  0.06  |    $  0.21
                                                                          =======       =======      =======  |    =======
  Net income per share-assuming dilution..............................    $  0.11       $  0.21      $  0.05  |    $  0.20
                                                                          =======       =======      =======  |    =======